ARTICLES OF AMENDMENT

OF

KBS FASHION GROUP LIMITED

Reg. No. 52900

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on

NON RESIDENT

June 21, 2021

Peggy Yeung
Deputy Registrar

ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
KBS FASHION GROUP LMITED
UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

The undersigned, *Sun Lei, Chief Executive Officer* of KBS FASHION GROUP LIMITED, a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation hereby certify:

1. The name of the Corporation is: __KBS Fashion Group Limited______________.

2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 26th day of January, 2012. The Article of Incorporation were amended and restated as of 30th day of October, 2012, and were further amended on the 31st day of October, 2014 and 3rd day of February, 2017

3. Article VI, Section 1 of the Corporation's Amended and Restated Articles of Incorporation dated October 30, 2012, as further amended by articles of amendment filed on October 31, 2014 and February 3, 2017 of the Articles of Incorporation is hereby amended as follows:

"Action By Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than a majority of the total voting power of the then-outstanding capital stock of the Corporation entitled to vote, or such greater proportion as may be required under the BCA."

4. All the other provisions of the Articles of Amended and Restated Articles of Incorporation shall remain unchanged.

5. The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on this 17 day of June, 2021.

Sun Lei CEO

Sun Lei
CEO